Exhibit 99.1
Press Release
For further information, please contact:
Daniel R. Kadolph, Executive Vice President and Chief Financial Officer
(708) 450-6759
MIDWEST BANC HOLDINGS, INC. REPORTS 2006 RESULTS
Net Income Rises for Full Year, Declines in Fourth Quarter
Loan Workout Leads to Chargeoff, Loss Provision
MELROSE PARK, IL — (MARKET WIRE) — January 29, 2007 — Midwest Banc Holdings, Inc. (NASDAQ: MBHI) today reported that 2006 net earnings nearly tripled to $17.7 million, or $0.75 per diluted share, from $5.9 million, or $0.30 per diluted share, in 2005. For the fourth quarter ended December 31, 2006, net income declined 56% to $2.9 million, or $0.12 per diluted share, from $6.7 million, or $0.30 per diluted share, for the same period in 2005.
The increase in annual earnings resulted largely from the July 1, 2006 acquisition of Royal American Corporation (Royal), loan growth and the absence of charges related to the company’s 2005 balance sheet repositioning. In the fourth quarter, earnings declined primarily as a result of previously reported charges to reflect the deterioration of a loan relationship with a single, long-standing customer.
The fourth quarter charges, announced earlier this year, included a loan loss provision of $5.5 million and an interest income reversal of $1.0 million. The combination of these items reduced fourth quarter net income by $4.0 million, or $0.16 per diluted share. Excluding this impact, the company would have reported fourth quarter net income of $6.9 million, or $0.28 per diluted share.
“During 2006, our employees delivered growth in our customer relationships, including loans and wealth management, and we achieved all the benefits we anticipated when we acquired Royal American Corporation at mid-year,” said James J. Giancola, president and chief executive officer. Giancola noted that the integration of Royal advanced more quickly than expected, yielding both the anticipated cost savings and strong additions to senior management.
“The commitment and contribution of all our employees are in evidence throughout the organization, although our financial results were adversely affected by losses relating to a large loan relationship,” Giancola added.

Expansion Continues in Challenging Market Environment

$ in thousands	4Q2006	3Q2006	2Q2006	1Q2006	4Q2005
Interest Income	$44,710	$45,903	$35,290	$33,359	$32,101
Interest Expense	$25,535	$24,510	$17,737	$16,198	$14,385
Net Interest Income	$19,175	$21,393	$17,553	$17,161	$17,716
Noninterest Income	$3,790	$4,147	$3,601	$3,013	$2,538
Top Line Revenue	$22,965	$25,540	$21,154	$20,174	$20,254
Net Interest Margin—FTE	3.08%	3.40%	3.46%	3.39%	3.57%
Core Efficiency Ratio (1)	66.10%	56.45%	57.38%	55.20%	50.66%

(1)	Excludes balance sheet repositioning charges and merger related charges. See attached reconciliation table.
The company reported total interest income of $44.7 million in the fourth quarter, up 39% from the prior-year period and approximately 3% lower than in the third quarter of 2006. Total loans grew 44%, reaching $1.9 billion for the full year, due to the Royal acquisition and organic growth. The company acquired $500.6 million in total loans through Royal. Loan activity, which slowed as the Royal operations were integrated in the third quarter, resumed its upward trend with 2% growth ($37.8 million net new loans) in the fourth quarter. The average yield on earning assets increased to 6.96% in the fourth quarter from 6.32% a year earlier but declined from 7.08% in the third quarter of 2006. The decrease in the fourth quarter was due to the $1.0 million interest income reversal previously announced. For the full year, the average yield on earning assets increased to 6.83% from 5.93%.
“The highly competitive market continues to challenge our pricing structure as we pursue high quality new loan relationships,” Giancola said.
The same factors influenced deposit levels and pricing. Total interest expense of $25.5 million in the fourth quarter of 2006 was 78% higher than in the same quarter of 2005, mainly due to the Royal acquisition, and 4% higher than in the third quarter of 2006. On a full-year basis, interest expense of $84.0 million was 65% higher than in 2005, mainly due to the Royal acquisition and the higher rates on borrowings. Borrowings also increased as a result of the cash payment of $64.6 million relating to the Royal acquisition. The inverted yield curve negatively affected margins, as did intense price competition in the bank’s geographic service area.
Deposits declined 3% from the end of the third quarter to December 31, 2006, reflecting price discipline applied by the bank in attracting cost-effective funding. For the full year, deposits increased 28% to just under $2.0 billion, largely due to the Royal acquisition. Demand deposits closed the year at $275.4 million, up 1% from the end of the third quarter and 74% from December 31, 2005, with $125.5 million attributed to Royal. The loan-to-deposit ratio rose to 99% at December 31, 2006, up from 94% three months earlier and 89% a year ago. The loan-to-asset ratio increased to 66% at year end, from 65% at the end of the third quarter and 59% one year earlier.

Pricing and cost pressures led to a narrowing of net interest margin for both the fourth quarter and the full year. Net interest income of $19.2 million in the fourth quarter increased 8% from the year-earlier period and declined 10% from the third quarter of 2006. For the full year, net interest income rose 23% to $75.3 million. Net interest margin, on a tax equivalent basis, declined to 3.08% in the fourth quarter from 3.57% in the same period of 2005 and 3.40% in the third quarter. The $1.0 million interest income reversal reduced the net interest margin by 16 basis points for the fourth quarter. For the full year, the net interest margin, on a tax equivalent basis, increased to 3.32% from 3.31% a year ago.
Loan Workout Reduces Results for Quarter and Year
Earnings were reduced by provisions for loan losses recorded to reflect the deterioration of a large lending relationship. In the fourth quarter, the company recorded a $5.5 million provision for loan losses and charged off $7.5 million of its loans to reflect the deterioration of the relationship with this borrower. Previously, the company recorded a loan loss provision of $5.0 million relating to this problem relationship in the second quarter of 2006. On December 31, 2006, total nonaccrual loans related to this relationship were $25.8 million, representing 60% of total nonaccrual loans.
“Resolution of this problem account is a priority for senior management,” Giancola said. “We have increased our collateral position, as reported in the third quarter, and we are working closely with the borrower and others to achieve timely closure of the relationship. This is a complex situation, however, we expect to be dealing with this workout for an extended period.”
Noninterest income, excluding net gains on securities transactions, of $3.7 million in the fourth quarter was up 48% from the same quarter of 2005, partly as a result of increased trust revenues acquired with Royal and higher service charges on deposit accounts. Noninterest income, excluding net gains on securities transactions, declined 10% from third quarter levels, due to $624,000 of trading profits recorded in the earlier period. Noninterest income, excluding net gains on securities transactions and trading profits, increased 6%, or $225,000 when compared to the third quarter. For the full year, noninterest income, excluding net losses on securities transactions, was $14.7 million compared to $11.2 million in the prior year, reflecting a 31% increase.
In the fourth quarter, the core efficiency ratio was 66.10% compared with 56.45% in the third quarter and 50.66% in the prior year period. For the full year, the core efficiency ratio of 58.86% increased slightly from 58.00% in 2005.
Income tax expense was $1.4 million, or 7.4% of pre-tax income, for the year ended December 31, 2006. During the fourth quarter of 2006, tax liabilities established for tax uncertainties in 2002 were no longer required, primarily as a result of the expiration of the statute of limitations. In addition, tax expense in 2006 was reduced by an increase in low income housing tax credits.

Loan Quality

	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
Loans 90 days past and accruing	$34	$29	$14	$15	$4
Nonaccrual and impaired loans not accruing	$42,826	$21,555	$10,925	$7,888	$7,905
Other real estate	$2,640	$2,864	$5,237	$11,036	$11,154
Total nonperforming assets	$45,466	$24,419	$16,162	$18,924	$19,059
Allowance for loan losses as a % of loans	1.19	1.34	1.47	1.26	1.32
Nonaccruing loans as a % of loans	2.20	1.13	0.77	0.56	0.59
Allowance for loan losses as a % of nonaccruing loans	54	118	191	225	225
Net loan charge—offs as a % of QTD average loans	1.62	0.03	0.53	0.01	0.12
Nonperforming assets to total assets	1.55	0.83	0.68	0.81	0.83
“Our loan quality ratios have been affected by this one large loan relationship. Excluding this, the allowance for loan losses would be 119% of the nonaccrual loans, and the ratio of nonperforming assets to total assets at December 31, 2006, would be 0.67%,” noted Giancola.
Total nonaccrual loans of $42.8 million at year end represented 2.20% of total loans, up from $21.6 million, or 1.13% of total loans at the end of the third quarter, and $7.9 million, or 0.59% of total loans, one year ago. The allowance for loan losses declined 9% to $23.2 million at year end from $25.5 million at September 30, 2006, due largely to the $7.5 million chargeoff. The allowance for loan losses at year end was 31% higher than at the close of 2005. As a percentage of nonaccrual loans, the allowance for loan losses declined to 54% at December 31, 2006, from 118% at September 30, 2006 and 225% a year ago.
Nonperforming assets increased to $45.5 million at year end from $24.4 million at the close of the third quarter and $19.1 million a year ago. As a percentage of total assets, nonperforming assets increased to 1.55% at December 31, 2006, from 0.83% at both September 30, 2006 and December 31, 2005.

Assets and Stockholders’ Equity

$ in thousands, except per
share data	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
Total assets	$2,942,046	$2,942,301	$2,361,602	$2,336,448	$2,307,608
Total loans	$1,946,816	$1,909,026	$1,422,830	$1,403,700	$1,349,996
Investment securities and other related assets (2)	$644,814	$710,632	$719,534	$733,449	$758,357
Deposits	$1,956,810	$2,026,836	$1,584,067	$1,616,634	$1,523,384
Deposits (noninterest— bearing)	$275,381	$272,442	$165,837	$161,528	$158,406
Deposits (interest— bearing)	$1,681,429	$1,754,394	$1,418,230	$1,455,106	$1,364,978
Loan/Deposit Ratio	99%	94%	90%	87%	89%
Borrowings as a % of total deposits	33%	29%	33%	29%	35%
Stockholders’ Equity	$289,208	$289,477	$213,112	$219,187	$216,126
Book Value Per Share	$11.73	$11.67	$9.71	$9.99	$9.91

(2)	Includes investment securities, federal funds and other short-term investments, and net due from broker. See attached reconciliation table.
Total assets increased 28% to $2.9 billion at December 31, 2006, from $2.3 billion on December 31, 2005, due to both the Royal acquisition and internal growth, and were essentially flat with the end of the third quarter. Stockholders’ equity expanded 34% to $289.2 million from $216.1 million a year earlier, due to the Royal acquisition, and was even with the September 30, 2006 level. Book value per share grew 18% to $11.73 at the end of 2006 from $9.91 at the close of 2005. Shares outstanding increased 13% to 24.7 million from 21.8 million a year earlier, primarily due to the Royal acquisition. Book value per share at year end was about 1% higher than the $11.67 level at September 30, 2006, with approximately the same number of shares outstanding.
Stock Repurchases Continue
During the year, 204,000 shares were repurchased at an average price of $23.37. These shares were acquired in private and public transactions as part of the company’s 5% stock repurchase program. There are 1.0 million shares available to be repurchased under this program. The company will continue to buy back shares in private and public transactions.
Conference Call
The company will conduct a conference call to discuss its fourth quarter results on January 29, 2007, at 11:00 A.M. Eastern/10:00 A.M. Central. The webcast and call will be hosted by members of management. A brief discussion of quarterly results and trends will be followed by questions from professional investors and analysts invited to participate in the interactive portion of the discussion.

Interested parties wishing to participate in the interactive portion of the call can dial in at (877) 407-0778 or (201) 689-8565 for international calls. The live webcast can be accessed at www.midwestbanc.com and will be available for replay on that website through April 30, 2007. The audio replay may be accessed through February 6, 2007 at (877) 660-6853 or (201) 612-7415 for international calls, account number 286, conference ID number 227576.
Information on MBHI is available on the Internet at www.midwestbanc.com.
Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area. The company’s principal operating subsidiaries are Midwest Bank and Trust Company; Midwest Financial and Investment Services, Inc.; Midwest Bank Insurance Services, LLC; and Royal American Investment Services, Inc.
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This news release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the company’s Annual Report on Form 10-K and other publicly available information regarding the company, copies of which are available from the company upon request. Such publicly available information sets forth certain risks and uncertainties related to the company’s business, which should be considered in evaluating “Forward-Looking Statements.”

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share data)

	December 31,	December 31,
	2006	2005
ASSETS
Cash	$91,630	$58,329
Federal funds sold and other short-term investments	8,902	12,270

Total cash and cash equivalents	100,532	70,599
Securities available-for-sale	589,981	687,937
Securities held-to-maturity (fair value: $44,687 at December 31, 2006 and $58,332 at December 31, 2005)	45,931	59,451
Federal Reserve and Federal Home Loan Bank stock, at cost	23,592	14,661
Loans held for sale	2,672	1,912
Loans	1,946,816	1,349,996
Allowance for loan losses	(23,229)	(17,760)

Net loans	1,923,587	1,332,236
Cash value of life insurance	65,220	44,433
Premises and equipment, net	21,960	22,247
Other real estate	2,640	11,154
Core deposit and other intangibles, net	11,273	1,788
Goodwill	79,488	891
Other assets	75,170	60,299

Total assets	$2,942,046	$2,307,608

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits
Noninterest-bearing	$275,381	$158,406
Interest-bearing	1,681,429	1,364,978

Total deposits	1,956,810	1,523,384
Federal funds purchased	66,000	68,000
Securities sold under agreements to repurchase	201,079	264,808
Advances from the Federal Home Loan Bank	319,883	150,000
Junior subordinated debentures	65,812	55,672
Due to broker	—	1,301
Other liabilities	43,254	28,317

Total liabilities	2,652,838	2,091,482

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value, 64,000,000 shares authorized; 25,504,095 shares issued at December 31, 2006 and 22,139,089 shares issued at December 31, 2005	255	221
Additional paid-in capital	200,797	134,857
Retained earnings	97,807	92,121
Restricted stock	—	(3,013)
Accumulated other comprehensive loss	(6,273)	(7,606)
Treasury stock, at cost (840,678 shares at December 31, 2006 and 325,311 shares at December 31, 2005)	(3,378)	(454)

Total stockholders’ equity	289,208	216,126

Total liabilities and stockholders’ equity	$2,942,046	$2,307,608

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
Interest Income
Loans	$36,011	$36,918	$26,663	$24,387	$22,983
Securities
Taxable	7,450	7,484	7,469	7,922	8,174
Exempt from federal income taxes	962	956	833	819	669
Trading securities	—	189	—	—	—
Dividend income from Federal Reserve and Federal Home Loan Bank stock	218	199	139	137	157
Federal funds sold and other short-term investments	69	157	186	94	118

Total interest income	44,710	45,903	35,290	33,359	32,101
Interest Expense
Deposits	17,495	16,963	12,323	10,737	9,470
Federal funds purchased	776	352	150	248	412
Securities sold under agreement to repurchase	2,651	2,857	2,208	2,671	2,216
Advances from the Federal Home Loan Bank	3,286	3,001	1,982	1,539	1,335
Junior subordinated debentures	1,327	1,337	1,074	1,003	952

Total interest expense	25,535	24,510	17,737	16,198	14,385

Net interest income	19,175	21,393	17,553	17,161	17,716
Provision for loan losses	5,500	1,550	5,000	—	149

Net interest income after provision for loan losses	13,675	19,843	12,553	17,161	17,567
Noninterest Income
Service charges on deposit accounts	1,572	1,543	1,415	1,203	1,273
Net gains (losses) on securities transactions	42	—	—	(195)	—
Net trading profits	—	624	—	—	13
Gains on sale of loans	270	194	205	91	103
Insurance and brokerage commissions	514	478	486	512	339
Trust	399	357	86	77	79
Increase in cash surrender value of life insurance	694	676	534	490	478
Life insurance benefit	—	—	—	—	—
Gain on extinguishment of debt	—	—	625	625	—
Other	299	275	250	210	253

Total noninterest income	3,790	4,147	3,601	3,013	2,538
Noninterest Expenses
Salaries and employee benefits	10,058	9,318	7,618	7,482	6,447
Occupancy and equipment	2,088	1,885	1,647	1,456	993
Professional services	1,172	1,452	1,267	1,080	1,355
Marketing	591	418	587	453	274
Other real estate owned	75	47	220	(31)	8
Merger related charges	—	1,595	—	—	—
Other	2,511	2,479	1,702	1,445	1,787

Total noninterest expenses	16,495	17,194	13,041	11,885	10,864

Income before income taxes and discontinued operations	970	6,796	3,113	8,289	9,241
Provision (benefit) for income taxes	(1,963)	814	223	2,348	2,571

Income from continuing operations	2,933	5,982	2,890	5,941	6,670

Discontinued operations
Income from discontinued operations before income taxes	—	—	—	—	—
Provision for income taxes	—	—	—	—	—

Income from discontinued operations	—	—	—	—	—

Net Income	$2,933	$5,982	$2,890	$5,941	$6,670

Basic earnings per share from continuing operations	$0.12	$0.24	$0.13	$0.27	$0.31

Basic earnings per share from discontinued operations	$—	$—	$—	$—	$—

Basic earnings per share	$0.12	$0.24	$0.13	$0.27	$0.31

Diluted earnings per share from continuing operations	$0.12	$0.24	$0.13	$0.27	$0.30

Diluted earnings per share from discontinued operations	$—	$—	$—	$—	$—

Diluted earnings per share	$0.12	$0.24	$0.13	$0.27	$0.30

Cash dividends per common share	$0.13	$0.13	$0.13	$0.12	$0.12

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

	Twelve Months Ended
	December 31,	December 31,
	2006	2005
Interest Income
Loans	$123,979	$79,947
Securities
Taxable	30,325	29,429
Exempt from federal income taxes	3,570	1,248
Trading securities	189	388
Dividend income from Federal Reserve and Federal Home Loan Bank stock	693	727
Federal funds sold and other short-term investments	506	505

Total interest income	159,262	112,244
Interest Expense
Deposits	57,518	34,067
Federal funds purchased	1,526	1,016
Securities sold under agreement to repurchase	10,387	6,213
Advances from the Federal Home Loan Bank	9,808	5,701
Junior subordinated debentures	4,741	3,791
Notes payable	—	9

Total interest expense	83,980	50,797

Net interest income	75,282	61,447
Provision for loan losses	12,050	2,589

Net interest income after provision for loan losses	63,232	58,858
Noninterest Income
Service charges on deposit accounts	5,733	5,139
Net losses on securities transactions	(153)	(17,440)
Net trading profits	624	413
Gains on sale of loans	760	357
Insurance and brokerage commissions	1,990	1,519
Trust	919	303
Increase in cash surrender value of life insurance	2,394	1,765
Life insurance benefit	—	789
Gain on extinguishment of debt	1,250	—
Other	1,034	910

Total noninterest income	14,551	(6,245)
Noninterest Expenses
Salaries and employee benefits	34,476	26,693
Occupancy and equipment	7,076	5,584
Professional services	4,971	4,723
Loss on extinguishment of debt	—	13,125
Marketing	2,049	1,755
Other real estate owned	311	2,551
Merger related	1,595	—
Other	8,137	6,096

Total noninterest expenses	58,615	60,527

Income (loss) before income taxes and discontinued operations	19,168	(7,914)
Provision (benefit) for income taxes	1,422	(6,325)

Income (loss) from continuing operations	17,746	(1,589)

Discontinued operations
Income from discontinued operations before income taxes	—	9,236
Provision for income taxes	—	1,703

Income from discontinued operations	—	7,533

Net Income	$17,746	$5,944

Basic earnings per share from continuing operations	$0.76	$(0.08)

Basic earnings per share from discontinued operations	$—	$0.38

Basic earnings per share	$0.76	$0.30

Diluted earnings per share from continuing operations	$0.75	$(0.08)

Diluted earnings per share from discontinued operations	$—	$0.38

Diluted earnings per share	$0.75	$0.30

Cash dividends per common share	$0.51	$0.48

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED NET INTEREST MARGIN
     The following tables set forth the average balances, net interest income and expense and average yields and rates for the Company’s interest-earning assets and interest-bearing liabilities for the indicated periods on a tax-equivalent basis assuming a 35% tax rate.

	For the Three Months Ended
	December 31, 2006			December 31, 2005			September 30, 2006
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest-Earning Assets:
Federal funds sold and interest- bearing deposits due from banks	$5,223	$69	5.28%	$13,879	$118	3.40%	$13,057	$157	4.81%
Securities:
Taxable(1)	597,167	8,090	5.42	682,325	8,588	5.03	604,176	8,273	5.48
Exempt from federal income taxes(1)	100,410	1,480	5.90	69,454	1,029	5.93	99,746	1,471	5.90

Total securities	697,577	9,570	5.48	751,779	9,617	5.12	703,922	9,744	5.52
FRB and FHLB stock	21,885	218	3.98	14,560	157	4.31	20,914	199	3.81
Loans:
Commercial loans(1)(3)(4)	372,473	7,101	7.63	190,735	3,492	7.32	406,046	8,242	8.12
Commercial real estate loans(1)(3)(4)(6)	1,270,500	24,150	7.60	904,757	16,376	7.24	1,241,622	23,925	7.71
Agricultural loans(1)(3)(4)	2,563	51	7.96	2,182	41	7.52	2,701	54	8.00
Consumer real estate loans(3)(4)(6)	264,365	4,560	6.90	201,228	3,079	6.12	257,589	4,529	7.03
Consumer installment loans(3)(4)	11,312	211	7.46	4,005	79	7.89	13,569	247	7.28

Total loans	1,921,213	36,073	7.52	1,302,907	23,067	7.08	1,921,527	36,997	7.72

Total interest-earning assets	$2,645,898	$45,930	6.96%	$2,083,125	$32,959	6.32%	$2,659,420	$47,097	7.08%

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$155,351	$642	1.65%	$153,319	$322	0.84%	$165,672	$568	1.37%
Money-market demand accounts and savings accounts	401,962	2,609	2.60	344,009	1,455	1.69	413,626	2,589	2.50
Time deposits less than $100,000	721,362	8,492	4.71	757,250	6,639	3.51	748,929	8,118	4.34
Time deposits of $100,000 or more	436,659	5,739	5.26	88,148	872	3.96	417,731	5,461	5.23
Public funds	1,065	13	4.88	19,018	182	3.83	19,397	227	4.68

Total interest-bearing deposits	1,716,399	17,495	4.08	1,361,744	9,470	2.80	1,765,355	16,963	3.84
Borrowings:
Federal funds purchased and repurchase agreements	275,700	3,427	4.97	289,409	2,628	3.63	255,718	3,209	5.02
FHLB advances	281,724	3,286	4.67	150,000	1,335	3.56	254,862	3,001	4.71
Notes payable and other borrowings	65,806	1,327	8.07	55,672	952	6.84	65,788	1,337	8.13

Total borrowings	623,230	8,040	5.16	495,081	4,915	3.96	576,368	7,547	5.24

Total interest-bearing liabilities	$2,339,629	$25,535	4.36%	$1,856,825	$14,385	3.08%	$2,341,723	$24,510	4.20%

Net interest income (tax equivalent)(1)(5)		$20,395	2.60%		$18,574	3.24%		$22,587	2.88%

Net interest margin (tax equivalent)(1)			3.08%			3.57%			3.40%

Net interest income(2)(5)		$19,175			$17,716			$21,393

Net interest margin(2)			2.90%			3.40%			3.22%

(1)	Adjusted for 35% tax rate in 2006 and 2005 and adjusted for the dividends-received deduction where applicable.

(2)	Not adjusted for 35% tax rate in 2006 and 2005 or for the dividends-received deduction.

(3)	Nonaccrual loans are included in the average balance; however, these loans are not earning any interest.

(4)	Includes loan fees.

(5)	The following table reconciles reported net interest income on a tax equivalent basis for the periods presented:

	For the three months ended,
	December 31,		September 30,
	2006	2005	2006
Net interest income	$19,175	$17,716	$21,393
Tax equivalent adjustment to net interest income	1,220	858	1,194

Net interest income, tax equivalent basis	$20,395	$18,574	$22,587

(6)	Includes construction loans.

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED NET INTEREST MARGIN

	For the Twelve Months Ended
	December 31, 2006			December 31, 2005
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest-Earning Assets:
Federal funds sold and interest- bearing deposits due from banks	$10,009	$506	5.06%	$18,576	$505	2.72%
Securities:
Taxable(1)	613,485	32,593	5.31	662,100	31,448	4.75
Exempt from federal income taxes(1)	93,347	5,492	5.88	31,801	1,920	6.04

Total securities	706,832	38,085	5.39	693,901	33,368	4.81
FRB and FHLB stock	18,105	693	3.83	14,081	727	5.16
Loans:
Commercial loans(1)(3)(4)	296,533	23,219	7.83	183,553	12,194	6.64
Commercial real estate loans(1)(3)(4)(6)	1,110,828	83,891	7.55	842,889	57,130	6.78
Agricultural loans(3)(4)	2,456	191	7.78	1,615	116	7.18
Consumer real estate loans(3)(4)(6)	242,629	16,332	6.73	179,787	10,539	5.86
Consumer installment loans(3)(4)	8,502	631	7.42	3,834	293	7.64

Total loans	1,660,948	124,264	7.48	1,211,678	80,272	6.62

Total interest-earning assets	$2,395,894	$163,548	6.83%	$1,938,236	$114,872	5.93%

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$150,503	$1,759	1.17%	$176,355	$2,147	1.22%
Money-market demand accounts and savings accounts	346,933	7,571	2.18	347,792	5,718	1.64
Time deposits less than $100,000	747,676	31,370	4.20	747,611	23,814	3.19
Time deposits of $100,000 or more	326,516	16,287	4.99	60,405	1,950	3.23
Public funds	11,703	531	4.54	13,943	438	3.14

Total interest-bearing deposits	1,583,331	57,518	3.63	1,346,106	34,067	2.53
Borrowings:
Federal funds purchased and repurchase agreements	255,843	11,913	4.66	232,326	7,229	3.11
FHLB advances	228,811	9,808	4.29	134,194	5,701	4.25
Notes payable and other borrowings	60,776	4,741	7.80	55,874	3,800	6.80

Total borrowings	545,430	26,462	4.85	422,394	16,730	3.96

Total interest-bearing liabilities	$2,128,761	$83,980	3.95%	$1,768,500	$50,797	2.87%

Net interest income (tax equivalent)(1)(5)		$79,568	2.88%		$64,075	3.05%

Net interest margin (tax equivalent)(1)			3.32%			3.31%

Net interest income(2)(5)		$75,282			$61,447

Net interest margin(2)			3.14%			3.17%

(1)	Adjusted for 35% tax rate in 2006 and 2005 and adjusted for the dividends-received deduction where applicable.

(2)	Not adjusted for 35% tax rate in 2006 and 2005 or for the dividends-received deduction.

(3)	Nonaccrual loans are included in the average balance; however, these loans are not earning any interest.

(4)	Includes loan fees.

(5)	The following table reconciles reported net interest income on a tax equivalent basis for the periods presented:

	For the twelve months ended,
	December 31,
	2006	2005
Net interest income	$75,282	$61,447
Tax equivalent adjustment to net interest income	4,286	2,628

Net interest income, tax equivalent basis	$79,568	$64,075

(6)	Includes construction loans.

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	December 31,		September 30,		June 30,		March 31,		December 31,
	2006		2006		2006		2006		2005
Income Statement Data:
Net income	$2,933		$5,982		$2,890		$5,941		$6,670
Core net income (1)	2,933		6,943		2,890		5,941		6,670
Core efficiency ratio (1) (3) (4) (8)	66.10%		56.45%		57.38%		55.20%		50.66%

Per Share Data and Other:
Basic earnings per share from continuing operations	$0.12		$0.24		$0.13		$0.27		$0.31
Basic earnings per share from discontinued operations	—		—		—		—		—
Basic earnings per share	0.12		0.24		0.13		0.27		0.31
Diluted earnings per share from continuing operations	0.12		0.24		0.13		0.27		0.30
Diluted earnings per share from discontinued operations	—		—		—		—		—
Diluted earnings per share	0.12		0.24		0.13		0.27		0.30
Cash dividends declared	0.13		0.13		0.13		0.12		0.12
Book value at end of period	11.73		11.67		9.71		9.99		9.91
Tangible book value at end of period (10)	8.05		8.03		9.60		9.88		9.78
Stock price at end of period	23.75		24.42		22.25		25.94		22.25
Average stock price	23.66		23.03		22.84		24.25		22.42

Full time equivalent employees	494		498		420		412		402

Selected Financial Ratios:
Return on average assets from continuing operations (5)	0.39%		0.80%		0.50%		1.05%		1.18%
Core return on average assets from continuing operations (1) (5)	0.39		0.93		0.50		1.05		1.18
Return on average equity from continuing operations (6)	4.00		8.43		5.31		11.06		12.37
Core return on average equity from continuing operations (1) (5)	4.00		9.79		5.31		11.06		12.37
Dividend payout from continuing operations	111.08		54.70		100.24		44.29		39.55
Loans to deposits at end of period	99.49		94.19		89.82		86.83		88.62
Loans to assets at end of period	66.17		64.88		60.25		60.08		58.50
Average equity to average assets	9.87		9.48		9.42		9.46		9.50
Equity to assets at end of period	9.83		9.84		9.02		9.38		9.37
Tangible capital to tangible assets at end of period (10) (11)	6.96		6.99		8.93		9.28		9.26
Tier I capital to risk-weighted assets (12)	12.59		12.64		16.22		16.49		16.97
Total capital to risk-weighted assets (12)	13.68		13.84		17.44		17.53		18.07
Net interest margin (tax equivalent) (7) (8)	3.08		3.40		3.46		3.39		3.57
Allowance for loan losses to total loans at the end of period	1.19		1.34		1.47		1.26		1.32
Net loans charged off to average loans	1.62		0.03		0.53		0.01		0.12
Nonaccruing loans to loans at the end of period	2.20		1.13		0.77		0.56		0.59
Nonperforming assets to total assets (9)	1.55		0.83		0.68		0.81		0.83
Allowance to nonaccruing loans	0.54	x	1.18	x	1.91	x	2.25	x	2.25	x

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars and shares in thousands, except per share data)

	Twelve Months Ended
	December 31,		December 31,
	2006		2005
Income Statement Data:
Net income	$17,746		$5,944
Core net income (1)	18,707		20,036
Core efficiency ratio (1) (3) (4) (8)	58.86%		58.00%

Per Share Data and Other:
Basic earnings per share from continuing operations	$0.76		$(0.08)
Basic earnings per share from discontinued operations	0.00		0.38
Basic earnings per share	0.76		0.30
Diluted earnings per share from continuing operations	0.75		(0.08)
Diluted earnings per share from discontinued operations	0.00		0.38
Diluted earnings per share	0.75		0.30
Cash dividends declared	0.51		0.48
Book value at end of period	11.73		9.91
Tangible book value at end of period (10)	8.05		9.78
Stock price at end of period	23.75		22.25
Average stock price	23.44		21.22

Full time equivalent employees	494		402

Selected Financial Ratios:
Return on average assets from continuing operations (5)	0.67%		(0.07)%
Core return on average assets from continuing operations (1) (5)	0.71		0.76
Return on average equity from continuing operations (6)	7.03		(0.95)
Core return on average equity from continuing operations (1) (5)	7.41		10.37
Dividend payout from continuing operations	67.95		n/a
Loans to deposits at end of period	99.49		88.62
Loans to assets at end of period	66.17		58.50
Average equity to average assets	9.58		7.29
Equity to assets at end of period	9.83		9.37
Tangible capital to tangible assets at end of period (10) (11)	6.96		9.26
Tier I capital to risk-weighted assets (12)	12.59		16.97
Total capital to risk-weighted assets (12)	13.68		18.07
Net interest margin (tax equivalent) (7) (8)	3.32		3.31
Allowance for loan losses to total loans at the end of period	1.19		1.31
Net loans charged off to average loans	0.59		0.09
Nonaccruing loans to loans at the end of period	2.20		0.58
Nonperforming assets to total assets (9)	1.55		0.83
Allowance to nonaccruing loans	0.54	x	2.25	x

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
Balance Sheet Data:
Total assets	$2,942,046	$2,942,301	$2,361,602	$2,336,448	$2,307,608
Total earning assets	2,617,894	2,628,847	2,170,311	2,128,688	2,126,227
Average earning assets (quarter-to-date)	2,645,898	2,659,420	2,138,317	2,131,391	2,083,125
Average assets (quarter-to-date)	2,946,366	2,967,572	2,319,713	2,303,413	2,252,078
Total loans	1,946,816	1,909,026	1,422,830	1,403,700	1,349,996
Average loans (quarter-to-date)	1,918,376	1,918,941	1,421,485	1,367,971	1,301,623
Total securities	635,912	692,876	675,585	693,674	747,388
Average securities (quarter-to-date)	697,577	703,922	688,634	737,667	751,779
Allowance for loan losses	23,229	25,542	20,874	17,737	17,760
Total deposits	1,956,810	2,026,836	1,584,067	1,616,634	1,523,384
Average deposits (quarter-to-date)	1,996,592	2,062,014	1,605,473	1,551,065	1,517,163
Borrowings	652,774	584,345	527,275	473,618	538,480
Stockholders’ equity	289,208	289,477	213,112	219,187	216,126
Tangible stockholders’ equity (10)	198,447	199,233	210,629	216,615	213,447
Average equity (quarter-to-date)	290,776	281,367	218,505	217,807	213,872

Share Data:
Common shares outstanding	24,663	24,796	21,946	21,933	21,814
Basic	24,725	24,811	21,942	21,871	21,797
Diluted — continuing operations	25,083	25,176	22,176	22,136	22,077
Diluted — discontinued operations	—	—	—	—	—
Diluted	25,083	25,176	22,176	22,136	22,077

	Twelve Months Ended
	December 31,	December 31,
	2006	2005
Balance Sheet Data:
Total assets	$2,942,046	$2,307,608
Total earning assets	2,617,894	2,126,227
Average earning assets (year-to-date)	2,395,894	1,938,236
Average assets (year-to-date)	2,635,138	2,305,086
Total loans	1,946,816	1,349,996
Average loans (year-to-date)	1,658,920	1,210,873
Total securities	635,912	747,388
Average securities (year-to-date)	706,832	693,901
Allowance for loan losses	23,229	17,760
Total deposits	1,956,810	1,523,384
Average deposits (year-to-date)	1,803,968	1,500,286
Borrowings	652,774	538,480
Stockholders’ equity	289,208	216,126
Tangible stockholders’ equity (10)	198,447	213,447
Average equity (year-to-date)	252,406	168,025

Share Data:
Common shares outstanding	24,663	21,814
Basic	23,348	19,573
Diluted — continuing operations	23,790	19,573
Diluted — discontinued operations	—	19,845
Diluted	23,790	19,845

(1)	Core net income is net income excluding balance sheet repositioning charges, gain on sale of subsidiary, and merger related charges. Management believes that core net income is a more useful measure of operating performance since it excludes items that are not recurring in nature. In addition, management believes core net income is more reflective of current trends. The following table reconciles reported net income to core net income for the periods presented:

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005

Net income	$2,933	$5,982	$2,890	$5,941	$6,670
Merger related charges, net of tax	—	961	—	—	—

Core net income	$2,933	$6,943	$2,890	$5,941	$6,670

	Twelve Months Ended
	December 31,	December 31,
	2006	2005

Net income	$17,746	$5,944
Gain on sale of subsidiary, net of tax	—	(6,881)
Loss on U.S. Agency debt securities, net of tax	—	12,563
Charge from prepayment of FHLB advances, net of tax	—	5,886
Charge from unwinding swaps, net of tax	—	2,206
Charge from redemption of trust preferred securities, net of tax	—	318
Merger related charges, net of tax	961	—

Core net income	$18,707	$20,036

Core income from continuing operations is income from continuing operations excluding balance sheet repositioning charges and merger related charges. As explained above, core income from continuing operations provides greater insight into comparisons between periods by eliminating the impact of specific charges relating to the balance sheet repositioning. The following table reconciles reported income from continuing operations to core income from continuing operations for the periods presented:

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005

Income from continuing operations	$2,933	$5,982	$2,890	$5,941	$6,670
Merger related charges, net of tax	—	961	—	—	—

Core income from continuing operations	$2,933	$6,943	$2,890	$5,941	$6,670

	Twelve Months Ended
	December 31,	December 31,
	2006	2005

Income (loss) from continuing operations	$17,746	$(1,589)
Loss on U.S. Agency debt securities, net of tax	—	10,595
Charge from prepayment of FHLB advances, net of tax	—	5,886
Charge from unwinding swaps, net of tax	—	2,206
Charge from redemption of trust preferred securities, net of tax	—	318
Merger related charges, net of tax	961	—

Core income from continuing operations	$18,707	$17,416

(2)	The following table reconciles investment securities to total investment securities and other related assets for the periods presented:

	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005

Investment securities	$635,912	$692,876	$675,585	$693,674	$747,388
Federal funds and other short-term investments	8,902	2,647	52,152	14,965	12,270
Net due from broker	—	15,109	(8,203)	24,810	(1,301)

Total investment securities and other related assets	$644,814	$710,632	$719,534	$733,449	$758,357

(3)	Excludes net gains or losses on securities transactions.
(4)	Noninterest expense less amortization and other real estate expenses divided by the sum of net interest income (tax equivalent) plus noninterest income. Core efficiency ratio excludes charges from the balance sheet repositioning and merger related charges. Management believes that the core efficiency ratio is a more useful measure since it excludes items that are not recurring in nature and is more reflective of current trends. The following tables reconcile reported noninterest expense to core noninterest expenses for the periods presented:

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005

Noninterest expenses	$16,495	$17,194	$13,041	$11,885	$10,864
Merger related charges	—	(1,595)	—	—	—

Core noninterest expenses	$16,495	$15,599	$13,041	$11,885	$10,864

	Twelve Months Ended
	December 31,	December 31,
	2006	2005

Noninterest expenses	$58,615	$60,527
Charge from prepayment of FHLB advances	—	(9,547)
Charge from unwinding swaps	—	(3,578)
Charge from redemption of trust preferred securities	—	(516)
Merger related charges	(1,595)	—

Core noninterest expenses	$57,020	$46,886

(5)	Net income divided by average assets for the period.

(6)	Net income divided by average equity for the period.
(7)	Net interest income, on a tax equivalent basis, divided by average interest earning assets for the period.
(8)	The following table reconciles reported net interest income on a tax equivalent basis for the periods presented:

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005

Net interest income	$19,175	$21,393	$17,553	$17,161	$17,716
Tax equivalent adjustment to net interest income	1,220	1,194	943	929	858

Net interest income, tax equivalent basis	$20,395	$22,587	$18,496	$18,090	$18,574

	Twelve Months Ended
	December 31,	December 31,
	2006	2005

Net interest income	$75,282	$61,447
Tax equivalent adjustment to net interest income	4,286	2,628

Net interest income, tax equivalent basis	$79,568	$64,075

(9)	Includes total nonaccrual loans and other real estate owned.
(10)	Stockholders’ equity less goodwill and net core deposit intangible and other intangibles. The following table reconciles reported stockholders’ equity to tangible stockholders’ equity for the periods presented:

	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005

Stockholders’ equity	$289,208	$289,477	$213,112	$219,187	$216,126
Core deposit intangible and other intangibles, net	11,273	11,677	1,592	1,681	1,788
Goodwill	79,488	78,567	891	891	891

Tangible stockholders’ equity	$198,447	$199,233	$210,629	$216,615	$213,447

(11)	Total assets less goodwill and net core deposit intangible and other intangibles. The following table reconciles reported total assets to tangible assets for the periods presented:

	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005

Total assets	$2,942,046	$2,942,301	$2,361,602	$2,336,448	$2,307,608
Core deposit intangible and other intangibles, net	11,273	11,677	1,592	1,681	1,788
Goodwill	79,488	78,567	891	891	891

Tangible assets	$2,851,285	$2,852,057	$2,359,119	$2,333,876	$2,304,929

(12)	These regulatory capital ratios exclude accumulated other comprehensive loss as follows:

	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005

Accumulated other comprehensive loss	$(6,273)	$(6,561)	$(16,380)	$(9,682)	$(7,606)